EXHIBIT 10.13

                          SITE DEVELOPMENT AND HOSTING
                                    AGREEMENT


         This AGREEMENT, dated as of November 8, 1999 (the "Effective Date"), is by and between KNOWLEDGENT CORPORATION, D/B/A UNIVERSITY.COM, a Minnesota corporation with its principal place of business at 800 Washington Avenue, Suite 508, Minneapolis, Minnesota 55401 ("UNIVERSITY.COM"), and COLDWELL BANKER REAL ESTATE CORPORATION, a California corporation with its principal place of business at 6 Sylvan Way, Parsippany, NJ 07054 ("CB").

WHEREAS, UNIVERSITY.COM is in the business of developing and hosting private-label, on-line training and education websites for use by companies in training employees, contractors and other service providers;

WHEREAS, CB desires to engage UNIVERSITY.COM to develop and implement a customized, on-line education and training program for use by CB brokers and agents ("CB Users"); and

WHEREAS, UNIVERSITY.COM desires to perform such services for CB pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:

         1. DEFINITIONS.

                  1.1 "CONFIDENTIAL INFORMATION" shall mean all proprietary information of a party, including, without limitation, specifications, diagrams, information, data, materials, prototypes or models relating to a party's products, programs, markets, customers, suppliers, inventions, procedures, designs, research and development, business plans, financial projections, organizations, employees or consultants or any other similar aspects of the present or future business of either party.

                  1.2 "COURSES" shall mean the general real estate and professional business training courses listed on Exhibit A, and any courses developed by UNIVERSITY.COM using the CB Course Content, which shall be offered to CB Users on the Site.

                  1.3 "COURSE CONTENT" shall refer collectively to the UNIVERSITY.COM Course Content, CB Course Content and Third Party Course Content, and any updates or revisions thereto.

                  1.4 "CB COURSE CONTENT SCHEDULE" shall mean the schedule attached hereto as Exhibit E, pursuant to which the CB Course Content shall be delivered to UNIVERSITY.COM by CB, and the fee to be paid by CB to UNIVERSITY.COM for development of Courses incorporating the CB Course Content shall be paid.

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                  1.5 "CB COURSE CONTENT ADDENDUM" shall mean the addendum, in a form substantially similar to Exhibit F, that CB shall provide to UNIVERSITY.COM from time to time to amend the CB Course Content Schedule and to authorize and provide additional CB Course Content to UNIVERSITY.COM for development of Courses incorporating the CB Course Content.

                  1.6 "PRODUCTION DATE" shall mean the date on which the Site is first available on the CB Intranet for use by all CB Users.

                  1.7 "REAL ESTATE UNIVERSITY" shall mean UNIVERSITY.COM's proprietary software for delivering on-line, real estate-specific business training courses and related course management services.

                  1.8 "CB COURSE CONTENT" shall mean all educational materials and learning components created by CB for the Courses and provided to UNIVERSITY.COM by CB for inclusion in the Courses.

                  1.9 "CB MATERIALS" shall refer collectively to the CB Course Content and the CB Site Content.

                  1.10 "CB INTRANET" shall mean CB's secure, internal, company-wide network.

                  1.11 "CB SITE CONTENT" shall mean CB designs, trademarks, logos, text, images, graphics, audio clips, and other material provided to UNIVERSITY.COM by CB for inclusion on the Site.

                  1.12 "CB USER" shall mean an individual who has been issued a password by UNIVERSITY.COM for access to the Site.

                  1.13 "SITE" shall mean the private-label, on-line training and education website developed and hosted by UNIVERSITY.COM, and accessible via the CB Intranet.

                  1.14 "SITE CONTENT" shall mean all text, images, graphics and other materials on the Site.

                  1.15 "SPECIFICATIONS" shall mean the functional and design specifications for the Site set forth in Exhibit B hereto.

                  1.16 "THIRD PARTY COURSE CONTENT" shall mean all educational, technical and other content for the Courses licensed by UNIVERSITY.COM from a third party, excluding the CB Content, that are included in a Course.

                  1.17 "UNIVERSITY.COM Courses" shall mean the general real estate and professional training courses listed on Exhibit A.

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                  1.18 "UNIVERSITY.COM COURSE CONTENT" shall mean all
educational materials and learning components created by UNIVERSITY.COM prior to the Effective Date, or created by UNIVERSITY.COM and included in the Courses pursuant to this Agreement, and licensed to CB hereunder.

                  1.19 "UNIVERSITY.COM MATERIALS" shall mean the UNIVERSITY.COM Courses, the UNIVERSITY.COM Course Content, and the designs, layout, structure, sequence, organization, text, images, graphics, audio clips, and other material contained on or within the Site, excluding the CB Materials.

                  1.20 "USER AGREEMENT" shall mean the license agreement attached hereto as Exhibit C (or any replacement therefore provided by UNIVERSITY.COM to CB), pursuant to which CB Users will access the Site and use the Course Content.

         2. UNIVERSITY.COM OBLIGATIONS; RIGHT OF REMOVAL. Pursuant to the terms of this Agreement, UNIVERSITY.COM shall perform the following services:

                  2.1 SITE DESIGN AND CUSTOMIZATION. UNIVERSITY.COM shall design the Site, and customize Real Estate University in accordance with the Specifications.

                  2.2 COURSE DEVELOPMENT. UNIVERSITY.COM shall, using the Course Content, develop the Courses, and make them available to CB Users via the Site pursuant to the User Agreement. Development of Courses incorporating the CB Course Material will be authorized by and pursuant to their respective CB Course Content Addendum.

                  2.3 SITE HOSTING. UNIVERSITY.COM shall host the Site on the server located at its data center in Minneapolis, Minnesota. Commencing on the Production Date, UNIVERSITY.COM will use commercially reasonable efforts to make the Site continuously available to CB Users, with the exception of: (a) scheduled maintenance and required repairs, and (b) any loss or interruption of hosting services due to causes beyond UNIVERSITY.COM's control, including, without limitation, interruption or failure related to the CB Intranet, or telecommunication or digital transmission links, and Internet failures or shut downs. CB acknowledges and agrees that UNIVERSITY.COM makes no representation that access to the Site will be uninterrupted or error free.

                  2.4 SITE MAINTENANCE AND TECHNICAL SUPPORT. UNIVERSITY.COM will use commercially reasonable efforts to provide CB with assistance to maintain and update the Site during the term of this Agreement, and shall provide standard technical assistance to CB and CB Users in the operation and use of the Site and the Courses, all in accordance with Exhibit D hereto. Any additional maintenance services will be provided for a fee that shall be negotiated between the parties.

                  2.5 RIGHT OF REMOVAL AND USER TERMINATION. CB acknowledges and agrees that UNIVERSITY.COM shall have the right to remove from, or refuse to include on, the Site, any CB Materials which UNIVERSITY.COM believes are unlawful, distasteful or violate the rights of a third party (including, without limitation intellectual property rights). CB further acknowledges and agrees that UNIVERSITY.COM shall have the right to suspend or terminate the password and account of any CB User that is in violation of the terms of the User Agreement.

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         3. CB OBLIGATIONS.

                  3.1 DELIVERY OF CB SITE CONTENT. Within 7 days from the Effective Date, CB shall deliver to UNIVERSITY.COM the CB Site Content to be included on the Site.

                  3.2 DELIVERY OF CB COURSE CONTENT. CB Course Content will be delivered in accordance with the CB Course Content Schedule, as such is amended from time to time by the CB Course Content Addendums.

                  3.3 CONTENT CONTROL. CB acknowledges and agrees that it will be solely responsible for creating, reviewing, and authorizing modifications to, the CB Materials. CB acknowledges that UNIVERSITY.COM is acting as a passive conduit for the distribution and publishing of the CB Materials. UNIVERSITY.COM has no obligation to CB, and undertakes no responsibility, to review the CB Content to determine whether any such content may incur liability to third parties.

         4. PASSWORD ADMINISTRATION.

                  4.1 EXISTING USERS OF CB INTRANET. CB will provide UNIVERSITY.COM with all information requested by it to facilitate the issuance by UNIVERSITY.COM of passwords for access to the Site to those individuals who are authorized by CB to use the CB Intranet as of the Effective Date.

                  4.2 NEW USERS OF CB INTRANET. With regard to those individuals not authorized by CB to access the CB Intranet as of the Effective Date, UNIVERSITY.COM shall provide to CB the source code necessary for placement by CB of a form on the CB Intranet (the "Registration Form") for the registration of, and issuance of passwords by UNIVERSITY.COM to, such individuals. CB may modify the source code for the Registration Form solely for the purpose of entering user names in the appropriate field. CB shall immediately submit to UNIVERSITY.COM completed Registration Forms, and UNIVERSITY.COM shall issue to such individuals a password for access to the Site.

                  4.3 USER LOG-IN. UNIVERSITY.COM shall provide to CB the source code necessary for placement of a log-in form ("Log-in Form") on the CB Intranet by CB in a manner sufficient to facilitate the verification of CB User information by UNIVERSITY.COM via its database each time an CB User logs in to the Site. The Log-in Form will be used for access to the Site by all CB Users. All source code and related materials provided to CB by UNIVERSITY.COM relating to the Registration Form or the Log-in Form shall hereinafter be referred to as the "Registration Materials," and shall be subject to the terms of Section 5.1.

         5. LICENSE GRANTS.

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                  5.1 UNIVERSITY.COM MATERIALS, THIRD PARTY COURSE CONTENT AND
REGISTRATION MATERIALS. Subject to the terms of this Agreement, UNIVERSITY.COM hereby grants to CB a non-exclusive, non-transferable, limited license, without right of sublicense, to access, display and use the Site, the UNIVERSITY.COM Materials, Third Party Course Content and the Registration Materials. CB shall not, and shall not allow any third party (including, without limitation any CB
User) to, download or otherwise reproduce or distribute the UNIVERSITY.COM Materials, the Third Party Course Content or the Registration Materials, or modify, reverse engineer, decompile or disassemble any UNIVERSITY.COM Materials, the Third Party Course Content or the Registration Materials except as expressly permitted by this Agreement or the User Agreement. CB shall not allow any third party, with the exception of CB Users, to access the Site or any UNIVERSITY.COM Materials contained therein. CB acknowledges and agrees that use of the Third Party Course Content is subject to UNIVERSITY.COM's agreements with its licensors, and that such licensors may have the right to modify or terminate UNIVERSITY.COM's right to use and sub-license the Third Party Course Content at any time. CB shall abide by the terms of UNIVERSITY.COM's agreements with its licensors for the Third Party Course Content as long as CB is provided copies of such Third Party Course Content agreement.

                  5.2 CB SITE CONTENT. Subject to the terms of this Agreement, CB hereby grants to UNIVERSITY.COM for the term of this Agreement, a nonexclusive, royalty-free worldwide license to use, reproduce, distribute, publicly perform, publicly display and modify the CB Site Content in connection with the development, hosting and maintenance of the Site and services performed by UNIVERSITY.COM hereunder.

                  5.3 CB COURSE CONTENT. Subject to the terms of this Agreement, CB hereby grants to UNIVERSITY.COM for the term of this Agreement, an exclusive royalty-free worldwide license to use, reproduce, distribute, publicly perform, publicly display and modify the CB Course Content in connection with UNIVERSITY.COM's performance of its obligations hereunder.

                  5.4 ACCESS TO CB INTRANET. Subject to the terms of this Agreement, CB hereby grants to UNIVERSITY.COM a non-exclusive license to access the CB Intranet for the sole purpose of hosting and maintaining the Site, and performing the services, pursuant to this Agreement.

                  5.5 TRADEMARK LICENSES.

                           (a) UNIVERSITY.COM hereby grants to CB, subject to
the terms of this Agreement, a non-exclusive, non-transferable, royalty-free right, without right of sublicense, to use the UNIVERSITY.COM trademark solely to promote the use of the Site by CB Users as set forth herein.

                           (b) CB hereby grants to UNIVERSITY.COM, subject to
the terms of this Agreement, a non-exclusive, non-transferable (unless otherwise set forth herein), royalty-free right, without right of sublicense, to use the Coldwell Banker trademark solely in connection with the performance of its obligations hereunder.

         6. FEES AND PAYMENT. All fees payable hereunder will be paid in U.S. Dollars.

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                  6.1 SITE DEVELOPMENT AND LICENSE FEE. CB shall pay to
UNIVERSITY.COM Twenty Five Thousand Dollars ($25,000) for the development of the Site and the provision of the UNIVERSITY.COM Courses to the CB Users via the Site pursuant to the User Agreement. This fee shall be due and payable as follows: Twelve Thousand Five Hundred Dollars ($12,500) on the Effective Date, and Twelve Thousand Five Hundred dollars ($12,500) on the Production Date.

                  6.2 MAINTENANCE AND SUPPORT FEE. CB shall pay to UNIVERSITY.COM Four Thousand Dollars ($4,000) for maintenance and support of the Site as set forth herein, which amount shall be due and payable on the first day of each ninety (90)-day period following the Effective Date. For any Renewal Term of this Agreement, such quarterly fees shall be subject to annual review and adjustment.

                  6.3 COURSE DEVELOPMENT FEES. CB shall pay UNIVERSITY.COM a fee for each developed hour of Course Content created by UNIVERSITY.COM hereunder, using the CB Course Content provided to UNIVERSITY.COM pursuant to the CB Course Content Schedule in Exhibit E, as amended from time to time by various CB Course Content Addendums. Such fee shall vary depending on the content category, determined in the sole discretion of UNIVERSITY.COM. A "developed hour" of content shall be a Course that consists of 10-12 five-minute lessons, depending upon the content and subject matter thereof. The Course development fee, as set forth in the CB Course Content Schedule and the CB Course Content Addendum, shall be due and payable as follows: 50% of the Course development fee on the execution of the CB Course Content Addendum, and 50% of the Course development fee upon delivery by UNIVERSITY.COM of the relevant Course to CB.

                  6.4 SYSTEM MODIFICATION FEES. CB shall pay UNIVERSITY.COM a fee, to be determined as outlined in Exhibit G, for the execution of System Modifications, as described in Exhibit G.

                  6.5 PAY-PER-VIEW FEE. UNIVERSITY.COM may, for certain Courses, charge each CB User, pursuant to the terms of the User Agreement, a fee each time a Course is viewed ("Pay-Per-View Fee").

                  6.6 REVENUE SHARING COMPENSATION. Commencing with the first calendar quarter of 2000, UNIVERSITY.COM shall pay to CB ten percent (10%) of the Pay-Per-View Fee revenues, net of any content license fees, collected by UNIVERSITY.COM for any Courses listed on Exhibit A. Commencing with the first calendar quarter of 2000, UNIVERSITY.COM shall also pay to CB ten percent (10%) of any advertising revenues received by UNIVERSITY.COM, net of any commission paid in relation to the advertising revenues from the Site. Finally, UNIVERSITY.COM shall pay to CB twenty five percent (25%) of the Pay-Per-View Fee revenues collected by UNIVERSITY.COM for any Courses incorporating the CB Course Content. Such payments to CB shall be due and payable no later than thirty (30) days after the end of each calendar quarter. Payments due pursuant to this
Section 6.5 shall be accompanied by a report setting forth the Pay-Per-View Fee revenues and advertising revenues received by UNIVERSITY.COM in the preceding quarter.

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                  6.7 AUDIT. UNIVERSITY.com shall keep accurate and complete records of all Revenue Sharing Compensation pursuant to Pay-Per-View Orders. All such records and all accounting systems with respect thereto shall be available for inspection, copy and audit by CB or its representatives, no more than once every year, on reasonable notice to UNIVERSITY.COM during normal business hours throughout the term of this Agreement and for one year (1) thereafter. UNIVERSITY.COM shall fully cooperate with CB in such inspection and audit. Neither CB's acceptance of any information nor CB's inspection or audit of any UNIVERSITY.COM's records shall waive CB's right later to dispute the accuracy or completeness of any information supplied by UNIVERSITY.COM. In the event any such audit establishes an underpayment of Revenue Sharing Compensation, UNIVERSITY.COM shall pay the amount of the deficit within five (5) business days of notification of such deficiency. In the event such audit identifies an overpayment of Revenue Sharing Compensation, such overpayment shall be a credit against future Revenue Sharing Compensation to become due from UNIVERSITY.COM to CB (provided that if no such Revenue Sharing Compensation become due during the 90 days following the identification of such overpayment, CB shall remit the full amount of such overpayment to UNIVERSITY.COM). If an audit establishes an underpayment of Revenue Sharing Compensation greater than five percent (5%) of the total Revenue Sharing Compensation then due and payable to CB, UNIVERSITY.COM shall pay for the costs and expenses of such audit. In the event of a dispute over the result of any such audit, the amount so disputed shall be deposited by the party to be charged with an escrow agent acceptable to both Parties and pursuant to an escrow agreement acceptable to both parties and such escrow agent shall retain the disputed amount until such time as the dispute is resolved.

         7. PROPRIETARY RIGHTS.

                   7.1 UNIVERSITY.COM RIGHTS. Subject to the limited license granted to CB hereunder, CB acknowledges and agrees that UNIVERSITY.COM is the exclusive owner of all proprietary rights, including but not limited to copyrights, trademarks, patents and trade secrets, in and to the following

                           (a)      Real Estate University;

                           (b)      the UNIVERSITY.COM Materials;

                           (c)      the Site Content, exclusive of the CB Site
                                    Content;

                           (d) the Courses, exclusive of the CB Course Content; and

                           (e)      the Registration Material.

                  7.2 CB RIGHTS. Subject to the limited license granted to UNIVERSITY.COM hereunder, UNIVERSITY.COM acknowledges and agrees that CB is the exclusive owner of all proprietary rights, including but not limited to copyrights, trademarks, patents and trade secrets, in and to the CB Materials.

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         8. TERM AND TERMINATION.

                  8.1 TERM. This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of three (3) years.

                  8.2 TERMINATION. This Agreement may be terminated prior to the expiration hereof as follows:

                           (a) Either party may terminate this Agreement at any
time by giving notice in writing to the other party if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business;

                           (b) Either party may terminate this Agreement at any
time by giving notice in writing to the other party if the other party is in material breach of this Agreement (including, without limitation, any failure to manufacture or supply the Products as provided herein), and has failed to cure such breach within thirty (30) days of the receipt of written notice of breach from the non-breaching party;

                  8.3 RIGHTS AND OBLIGATIONS ON TERMINATION. If this Agreement is terminated for any reason, the parties shall have the following rights and obligations:

                           (a) Termination of this Agreement shall not release
either party from the obligation to make payment of all amounts then or thereafter due and payable;

                           (b) All licenses granted pursuant to Article 5, and
the respective licensee's rights and obligations thereunder, shall automatically terminate; and

                           (c) The parties' respective rights and obligation
under Articles 7, and 9 through 12, and Sections 8.3 and 8.4 shall survive termination of this Agreement.

                  8.4 NO COMPENSATION. The parties agree that, without prejudice to any other remedies at law or in equity that either party may have in respect of any breach of this Agreement, neither party shall be entitled to or claim that it is entitled to any compensation or like payment as a result of or arising out of any termination in accordance with this Article 8, whether claimed as loss of good will, lost profits, lost investments, or otherwise.

         9. CONFIDENTIAL INFORMATION AND USE OF DATA.

                  9.1 OBLIGATION. All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Confidential Information of the other party during the term of this Agreement only as permitted or required for the receiving party's performance hereunder. The receiving party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements. The foregoing duty shall survive any termination or expiration of this Agreement.

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                  9.2 EXCLUSIONS. The following shall not be considered
Confidential Information for purposes of this Article 9: (i) information which is or becomes in the public domain through no fault or act of the receiving party; (ii) information which was independently developed by the receiving party without the use of or reliance on the disclosing party's Confidential Information; (iii) information which was provided to the receiving party by a third party under no duty of confidentiality to the disclosing party; or (iv) information which is required to be disclosed by law, provided, however, prompt prior notice thereof shall be given to the party whose Confidential Information is involved.

                  9.3 TERMS OF AGREEMENT. The parties acknowledge and agree that the terms of this Agreement are deemed confidential pursuant to this Article 9, and therefore may not be disclosed without the prior written consent of the other party.

                  9.4 DURATION; SURVIVING OBLIGATION. Each party's obligations of non-use and non-disclosure of the other party's confidential information shall apply during the term of this Agreement, and shall also survive for a period of five (5) years after its termination for any reason.

                  9.5 USE OF DATA. UNIVERSITY.COM shall not, during the term of this Agreement sell or rent to any third party, any customer list compiled as a result of identification of the CB Users, and shall not solicit CB Users for the sale of any products or services not expressly provided for under this Agreement without the prior written consent of CB.

         10. WARRANTIES.

                  10.1 MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS. UNIVERSITY.COM and CB each represent, warrant and covenant to the other that:

                           (a) it is a corporation duly organized, validly
existing and in good standing under the laws of the state of its incorporation and has the corporate power to own its assets and properties and to carry on its business as now being and heretofore conducted;

                           (b) the execution, delivery and performance of this
Agreement have been duly authorized, do not violate its certificate of incorporation, by-laws or similar governing instruments or applicable law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound;

                           (c) this Agreement is the legal, valid and binding
obligation of such party, enforceable in accordance with its terms; and

                           (d) it will not knowingly distribute on the Site any
content that (i) infringes any copyright, patent right, trademark right, publicity right or other right of any third party, (ii) violates any law or regulation, including without limitation the laws and regulations governing export control, (iii) is libelous or defamatory, (iv) is pornographic or obscene, or (v) contains viruses, trojan horses, worms, time bombs or cancelbots.

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                  10.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF CB. CB
represents, warrants and covenants that:

                           (a) no authorization, consent or approval of, waiver
or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of CB for the consummation by CB of the transactions contemplated by this Agreement;

                           (b) All claims or representations made by or for CB
about CB or any products or services included in the Site will be true and correct (and shall remain true and correct) and in compliance with all applicable laws and regulations throughout the term of this Agreement;

                           (c) the CB Materials do not infringe or violate any
copyright, patent, trademark, trade secret or other rights of any third party;
and

                           (d) there is no pending or threatened claim or action
against it contesting its right to use, or grant to third parties a license to use, the CB Materials licensed hereunder, and to the best of its knowledge no product, license, patent, trademark, service mark or trade name now being sold or used by any person or entity infringes any of its intellectual property rights licensed hereunder.

                  10.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF UNIVERSITY.COM. UNIVERSITY.COM represents, warrants and covenants that:

                           (a) the Site will conform in all material respects to
the Specifications and that UNIVERSITY.COM shall fix any material errors in the Site that cause a nonconformance with the Specifications;

                           (b) no authorization, consent or approval of, waiver
or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of UNIVERSITY.COM for the consummation by UNIVERSITY.COM of the transactions contemplated by this Agreement;

                           (c) the UNIVERSITY.COM Materials do not infringe or
violate any copyright, patent, trademark, trade secret or other rights of any third party; and

                           (d) there is no pending or threatened claim or action
against it contesting its right to use, or grant to third parties a license to use, the UNIVERSITY.COM Materials licensed hereunder, and to the best of its knowledge no product, license, patent, trademark, service mark or trade name now being sold or used by any person or entity infringes any of its intellectual property rights licensed hereunder.

                  10.4 DISCLAIMER. UNIVERSITY.COM makes no warranty or representation, either express or implied, that access to or operation of the Site will be uninterrupted or error free. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, UNIVERSITY.COM MAKES NO EXPRESS OR IMPLIED WARRANTIES RELATING TO THE SITE OR ITS USE OR FUNCTIONALITY, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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         11. INDEMNIFICATION AND LIMITATION OF LIABILITY.

                  11.1 INDEMNIFICATION BY CB. CB shall defend, indemnify and hold harmless UNIVERSITY.COM, its officers, agents, directors, and employees against any and all claims, actions, proceedings, expenses, damages and liabilities (including, without limitation, reasonable attorneys' fees), arising out of or in connection with (a) any breach of this Agreement by CB, including the representations, warranties and covenants herein, (b) the CB Materials or the CB Intranet, and any use thereof, including without limitation, any infringement or violation of any trademark, copyright, trade secret, patent or other proprietary right with respect thereto, and (c) any use of CB's intellectual property rights permitted herein.

                  11.2 INDEMNIFICATION BY UNIVERSITY.COM. UNIVERSITY.COM shall defend, indemnify and hold harmless CB, its officers, agents, directors, and employees against any and all claims, actions, proceedings, expenses, damages and liabilities (including, without limitation, reasonable attorneys' fees), arising out of or in connection with (a) any breach of this Agreement by UNIVERSITY.COM, including the representations, warranties and covenants herein,
(b) the UNIVERSITY.COM Materials, and any use thereof, including, without limitation, any infringement or violation of any trademark, copyright, trade secret, patent or other proprietary right with respect thereto, and (c) any use of UNIVERSITY.COM's intellectual property rights permitted herein.

                  11.3 PROCEDURE FOR INDEMNIFICATION. Whenever an indemnified party hereunder becomes aware of a claim, suit or proceeding as to which it believes it is entitled to indemnification under this Article 11, it shall give notice in writing to the indemnifying party, shall permit the indemnifying party to assume exclusive control of the defense or settlement of the matter, and shall provide, at the indemnifying party's expense, all authority, information and assistance which such party may reasonably request for purposes of such defense. The indemnified party may engage its own counsel, at its own expense, to monitor the defense of any such matter.

                  11.4 LIMITATION OF LIABILITY. WITH THE EXCEPT OF SECTION 11.2, IN NO EVENT SHALL UNIVERSITY.COM BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS, LOST DATA, INTERRUPTED COMMUNICATIONS, LOST BUSINESS OPPORTUNITY, FAILURE OF TRANSMISSION SERVICE, PERSONAL INJURY OR THE LIKE) RESULTING FROM ANY BREACH OF WARRANTY, REPRESENTATION OR COVENANT OR ANY OTHER TYPE OF CLAIM ARISING FROM OR OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LIABILITY ARISING OUT OF CONTRACT, NEGLIGENCE, AND STRICT LIABILITY IN TORT OR WARRANTY, EVEN IF UNIVERSITY.COM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL UNIVERSITY.COM'S LIABILITY HEREUNDER EXCEED THE FEES PAID BY CB HEREUNDER.

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         12. MISCELLANEOUS.

                  12.1 RELATIONSHIP. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor.

                  12.2 ASSIGNMENT. This Agreement may not be assigned by either party without the written consent of the other party, which consent shall not be reasonably withheld; provided, however, that neither party shall be under any obligation to agree to expand the scope of the license rights or obligations granted herein. Notwithstanding the foregoing, either party may assign this Agreement to an affiliate or in connection with a consolidation, merger or sale of substantially all of its assets, without the consent of the other party, provided that the successor in interest to such party assumes the obligations of such parties hereunder. This Agreement and the covenants and agreements herein contained shall, subject to the provisions of this Article, inure to the benefit of and be binding on the parties hereto and their respective permitted successors and assigns.

                  12.3 NOTICES. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties first set forth above, or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given, or (b) on the fifth (5th) day following domestic mailing or the tenth (l0th) day following international mailing, as may be the case, whichever occurs first.

                  12.4 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, and discussions.

                  12.5 AMENDMENT. This Agreement may not be modified, amended, rescinded, canceled or waived in whole or in part, except by written amendment signed by both parties hereto.

                  12.6 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota, without regard to its conflicts of laws rules.

                  12.7 SEVERABILITY. If any provision of this Agreement is found unenforceable under any laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

                  12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed an original hereof.

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

                  12.9 WAIVER. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

                  12.10 REMEDIES. All remedies available to either party hereunder shall be cumulative in nature, and not exclusive.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.


KNOWLEDGENT CORPORATION,
D/B/A UNIVERSITY.COM


By    /S/ BRUCE PETERSON
      -----------------------------
      President


COLDWELL BANKER, INC.


By    /S/ RICHARD E. MAY
      -----------------------------
      Vice President, Education

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